UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  June 17, 2010

Date of Earliest Event Reported:  June 11, 2010

Sauer-Danfoss Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14097	36-3482074
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

2800 E. 13th Street, Ames, Iowa	50010
(Address of principal executive offices)	(U.S. Zip Code)

Registrant’s telephone number, including area code:  (515) 239-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the regular meeting of the Board of Directors of Sauer-Danfoss Inc. (the “Company”) on June 11, 2010, the Board considered nominations for election to the Board at the Company’s 2010 annual meeting of stockholders (the “Annual Meeting”). F. Joseph Loughrey indicated that, after ten years of service on the Board, he was ready to pursue other interests and did not want to be nominated for reelection at the upcoming Annual Meeting.  Sven Murmann, in light of his family’s sale of its remaining interest in the Company during 2009, also declined to stand for reelection at the Annual Meeting.  Neither Mr. Loughrey nor Mr. Murmann is stepping down as a result of any disagreement with the Company.  The Board expressed its appreciation for the years of faithful service Mr. Loughrey and Mr. Murmann have given to the Company through their work on the Board.  Both will continue to serve as directors until the Annual Meeting.  The Board has not yet set a date for the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SAUER-DANFOSS INC.

DATE: June 17, 2010
	By:	/s/ Kenneth D. McCuskey
	Name:	Kenneth D. McCuskey
	Title:	Vice President and Chief Accounting Officer